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                                                                  Exhibit A-4

                           HERITABLE FINANCE LIMITED
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                             (Dollars in thousands)

                                                                                      Foreign
                                                                       Retained       Currency
                                                       Common          Earnings/     Translation
                                                       Stock           (Deficit)     Adjustment      Total
                                                       ------          ---------     -----------    --------

BALANCE AT DECEMBER 31, 1992..........................   $16              $990          $  --         $1,006
Net loss..............................................    --              (285)            --           (285)
Foreign currency translation adjustment...............    --                --            (20)           (20)
                                                        ----            ------           ----          -----
BALANCE AT DECEMBER 31, 1993..........................    16               705            (20)          (701)
Net earnings..........................................    --             3,162             --          3,162
Dividend paid in year.................................    --            (3,911)            --         (3,911)
Foreign currency translation adjustment...............    --                --            106            106
                                                        ----            ------           ----         ------
BALANCE AT DECEMBER 31, 1994..........................    16               (44)            86             58
Net earnings..........................................    --             4,808             --          4,808
Foreign currency translation adjustment...............    --                --            (79)           (79)
                                                        ----            ------           ----         ------
BALANCE AT DECEMBER 31, 1995..........................    16             4,764              7          4,787
Net earnings (unaudited)..............................    --             1,435             --          1,435
Foreign currency translation adjustment (unaudited)...    --                --            (85)           (85)
                                                        ----            ------           ----         ------
BALANCE AT MARCH 31, 1996 (unaudited).................   $16            $6,199           $(78)        $6,137
                                                        ====            ======           ====         ======
